UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2022

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York	001-37660	14-1798693
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

180 Marsh Hill Road Orange, Connecticut	06477
(Address of principal executive offices)	(Zip Code)

(207) 629-1190

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 30, 2022 the Board of Directors (the “Board”) of Avangrid, in approved plan amendments to freeze pension benefit accruals and contribution credits for certain non-union employees effective June 30, 2022. On July 20, 2022, the Board, upon the recommendation of the Compensation, Nominating and Corporate Governance Committee (the “Committee”), approved certain deferred compensation contributions for certain officers and employees of the Corporation based on the projected benefit loss for each such officer or employee to address the impact of the freeze in pension benefit accruals and contributions including, without limitation, Scott Mahoney, the Corporation’s Senior Vice President – General Counsel and Corporate Secretary and a “named executive officer” of the Corporation as defined in Item 402 of Regulation S-K under the Securities Act of 1933, as amended. Specifically, the Board approved an annual cash contribution to the Corporation’s non-qualified deferred compensation plan on behalf of Mr. Mahoney equal to 10% of his aggregate salary and short-term incentive award commencing in April 2023 and continuing until the earlier that Mr. Mahoney reaches the age of 65 or terminates employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.

By:	/s/ Patricia Cosgel
Name:	Patricia Cosgel
Title:	Senior Vice President – Chief Financial Officer

Dated: July 26, 2022

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